(n)(1)(i)

AMENDED SCHEDULE A

to the

SIXTH AMENDED AND RESTATED

MULTIPLE CLASS PLAN PURSUANT TO RULE 18f-3

for

ING MUTUAL FUNDS

Classes of Shares
Funds	A	B	C	I	O	R	W
ING Diversified International Fund	Ö	Ö	Ö	Ö	Ö	Ö	Ö
ING Emerging Markets Equity Fund	Ö	Ö	Ö	Ö	N/A	Ö	Ö
ING Global Bond Fund	Ö	Ö	Ö	Ö	Ö	Ö	Ö
ING Global Equity Dividend Fund	Ö	Ö	Ö	Ö	Ö	Ö	Ö
ING Global Natural Resources Fund	Ö	Ö	Ö	Ö	N/A	Ö	Ö
ING Global Opportunities Fund	Ö	Ö	Ö	Ö	N/A	Ö	Ö
ING Global Real Estate Fund	Ö	Ö	Ö	Ö	Ö	Ö	Ö
ING Global Value Choice Fund	Ö	Ö	Ö	Ö	N/A	Ö	Ö
ING Greater China Fund	Ö	Ö	Ö	Ö	Ö	Ö	Ö
ING Index Plus International Equity Fund	Ö	Ö	Ö	Ö	Ö	Ö	Ö
ING International Core Fund	N/A	N/A	N/A	Ö	N/A	N/A	Ö
ING International Growth Fund	N/A	N/A	N/A	Ö	N/A	N/A	N/A
ING International Real Estate Fund	Ö	Ö	Ö	Ö	N/A	Ö	Ö
ING International Small Cap Fund	Ö	Ö	Ö	Ö	Ö	Ö	Ö
ING International Value Choice Fund	Ö	Ö	Ö	Ö	N/A	Ö	Ö
ING Russia Fund	Ö	Ö	Ö	Ö	N/A	Ö	Ö

Last Approved: August 1, 2012

Last Amended: August 1, 2012 to add Class W shares for ING International Core Fund, which Class W shares go effective August 7, 2012.